UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2013

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Joseph Anderson and Carl Gordon

As disclosed in the Preliminary Proxy Statement of Amarin Corporation plc (the “Company”) filed on March 25, 2013, on March 25, 2013, each of Dr. Joseph Anderson and Dr. Carl Gordon informed the Board of Directors of his intention to not stand for re-election at, and his resignation from office effective immediately after, the Company’s annual general meeting of shareholders in 2013, which is currently scheduled for July 9, 2013. Each of Dr. Anderson and Dr. Gordon is expected to continue to serve through, and retire immediately following, the close of the Company’s annual general meeting of shareholders in 2013. The decisions of Dr. Anderson and Dr. Gordon to not stand for re-election did not involve any disagreement with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2013	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President